Exhibit 4.5

$1,000,000,000

HSBC FINANCE CORPORATION

6.676% Senior Subordinated Notes due January 15, 2021

REGISTRATION RIGHTS AGREEMENT

December 13, 2010

HSBC Securities (USA) Inc.

452 Fifth Avenue, Tower 3

New York, New York 10018

Dear Sirs:

This Registration Rights Agreement (this “Agreement”) is made and entered into as of December 13, 2010, by and between HSBC Finance Corporation, a Delaware corporation (the “Company”), and HSBC Securities (USA) Inc., a Delaware corporation (the “Initial Purchaser”), and relates to the issuance of an additional $1,000,000,000 of 6.676% Senior Subordinated Notes due January 15, 2021 of the Company (the “Initial Securities”), upon the terms and conditions set forth in the offering memorandum relating to the offering of the Initial Securities dated December 8, 2010 (the “Offering Memorandum”).  The Initial Securities will be issued upon the terms set forth in the Offering Memorandum, pursuant to a purchase agreement dated as of December 8, 2010 (the “Purchase Agreement”) between the Company and the Initial Purchaser.  The Initial Securities will be issued pursuant to the indenture, dated as of December 17, 2008, among the Company and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”), as amended and supplemented by a supplemental indenture, dated as of December 3, 2010 (such indenture as amended and supplemented, the “Indenture”).  As an inducement to the Initial Purchaser, the Company agrees with the Initial Purchaser, for the benefit of the holders of the Initial Securities (including, without limitation, the Initial Purchaser and the Market Maker (as defined in Annex E herein)) and the Exchange Securities (as defined below) (collectively the “Holders”), as follows:

1.  Registered Exchange Offer.  The Company shall, at its own cost, prepare and, not later than 180 days after (or if the 180th day is not a business day, the first business day thereafter) December 3, 2010 (the “Reference Date”), file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), with respect to a proposed offer (the “Registered Exchange Offer”) to the Holders of Transfer Restricted Securities (as defined in Section 6 hereof), who are not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of debt securities (the “Exchange Securities” and together with the Initial Securities, the “Securities”) of the Company issued under the Indenture and identical in all material respects to the Initial Securities (except for the transfer restrictions relating to the Initial Securities and the provisions relating to the matters described in Section 6 hereof) that would be registered under the Securities Act.  The Company shall use its reasonable best efforts to promptly cause such Exchange Offer Registration Statement to become effective under the Securities Act within 270 days (or if the 270th day is not a business day, the first business day thereafter) after the Reference Date and shall keep the Exchange Offer Registration Statement effective for not less than 30 days (or longer, if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the Holders (such period being called the “Exchange Offer Registration Period”).

If the Company effects the Registered Exchange Offer the Company will be entitled to close the Registered Exchange Offer 30 days after the commencement thereof provided that the Company has accepted all the Initial Securities theretofore validly tendered in accordance with the terms of the Registered Exchange Offer.

Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Company shall as soon as practicable (but in any event not later than 20 days after such effectiveness) thereafter commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder of Transfer Restricted Securities (as defined in Section 6 hereof) electing to exchange the Initial Securities for Exchange Securities (assuming that such Holder is not an affiliate of the Company within the meaning of the Securities Act, acquires the Exchange Securities in the ordinary course of such Holder’s business and has no arrangements with any person to participate in the distribution of the Exchange Securities and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States.

The Company acknowledges that, pursuant to current interpretations by the Commission’s staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, (i) each Holder that is a broker-dealer electing to exchange Securities, acquired for its own account as a result of market making activities or other trading activities, for Exchange Securities (an “Exchanging Dealer”), is required to deliver a prospectus containing the information set forth in (a) Annex A hereto on the cover, (b) Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section, and (c) Annex C hereto in the “Plan of Distribution” section of such prospectus in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) if the Initial Purchaser elects to sell Exchange Securities acquired in exchange for Securities constituting any portion of an unsold allotment it is required to deliver a prospectus containing the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with such sale.

The Company shall use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities; provided, however, that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer or the Initial Purchaser, such period shall be the lesser of 180 days and the date on which all Exchanging Dealers and the Initial Purchaser have sold all Exchange Securities held by them (unless such period is extended pursuant to Section 3(j) below) and (ii) the Company shall make such prospectus, and any amendment or supplement thereto, available to any broker-dealer for use in connection with any resale of any Exchange Securities for a period of not less than 90 days after the consummation of the Registered Exchange Offer.

In connection with the Registered Exchange Offer, the Company shall:

(a)  mail, or caused to be mailed, to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(b)  keep the Registered Exchange Offer open for not less than 20 days (or longer, if required by applicable law) after the date notice thereof is mailed to the Holders;

(c)  utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;

(d)  permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

(e)  otherwise comply with all applicable laws.

As soon as practicable after the close of the Registered Exchange Offer the Company shall:

(x)  accept for exchange all the Securities validly tendered and not withdrawn pursuant to the Registered Exchange Offer;

(y)  deliver, or cause to be delivered, to the Trustee for cancellation all the Initial Securities so accepted for exchange; and

(z)  cause the Trustee to authenticate and deliver promptly to each Holder of Initial Securities, or Exchange Securities, as the case may be, equal in principal amount to the Initial Securities of such Holder so accepted for exchange.

The Indenture will provide that the Exchange Securities will not be subject to the transfer restrictions set forth in the Indenture and that all the Securities will vote and consent together on all matters as one class and that none of the Securities will have the right to vote or consent as a class separate from one another on any matter.

Interest on each Exchange Security issued pursuant to the Registered Exchange Offer will accrue from the last interest payment date on which interest was paid on the Initial Securities surrendered in exchange therefor or, if no interest has been paid on the Initial Securities, from the Reference Date.

Each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Securities Act, (iii) such Holder is not an “affiliate,” as defined in Rule 405 of the Securities Act, of the Company or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities and (v) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.

Notwithstanding any other provisions hereof, the Company will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.  Shelf Registration.  If, (i) because of any change in law or in applicable interpretations thereof by the staff of the Commission, the Company is not permitted to effect a Registered Exchange Offer, as contemplated by Section 1 hereof, (ii) the Registered Exchange Offer is not consummated within 315 days of the Reference Date, (iii) the Initial Purchaser so requests with respect to the Initial Securities not eligible to be exchanged for Exchange Securities in the Registered Exchange Offer and held by it following consummation of the Registered Exchange Offer or (iv) any Holder (other than an Exchanging Dealer) is not eligible to participate in the Registered Exchange Offer or, in the case of any Holder (other than an Exchanging Dealer) that participates in the Registered Exchange Offer, such Holder does not receive freely tradeable Exchange Securities on the date of the exchange, the Company shall take the following actions:

(a)  The Company shall, at its cost, as promptly as practicable (but in no event more than 60 days after so required or requested pursuant to this Section 2) file with the Commission and thereafter shall use its reasonable best efforts to cause to be declared effective (unless it becomes effective automatically upon filing) a registration statement on an appropriate form under the Securities Act, (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, a “Registration Statement”), relating to the offer and sale of the Transfer Restricted Securities (as defined in Section 6 hereof) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the “Shelf Registration”); provided, however, that no Holder (other than the Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

(b)  The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, for a period of two years (or for such longer period if extended pursuant to Section 3(j) below) from the Reference Date or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement have been sold pursuant thereto.  The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless such action is required by applicable law.

(c)  Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of its respective effective date, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.  Registration Procedures.  In connection with any Shelf Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

(a)  The Company shall (i) furnish to the Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that the Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Registered Exchange Offer or the Shelf Registration Statement, the Company shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchaser reasonably may propose; (ii) include the information set forth in Annex A hereto on the cover, in Annex B hereto in the “Description of the Exchange Offer” section and in Annex C hereto in the “Plan of Distribution” section of the prospectus forming a part of the Exchange Offer Registration Statement and include the information set forth in Annex

D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; (iii) if requested by the Initial Purchaser, include the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement; (iv) include within the prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution,” reasonably acceptable to the Initial Purchaser, which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential “underwriter” status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of Exchange Securities received by such broker-dealer in the Registered Exchange Offer (a “Participating Broker-Dealer”), whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies, in the reasonable judgment of the Initial Purchaser based upon advice of counsel (which may be in-house counsel), represent the prevailing views of the staff of the Commission; and (v) in the case of a Shelf Registration Statement, include in the prospectus included in the Shelf Registration Statement (or, if permitted by Commission Rule 430B(b), in a prospectus supplement that becomes a part thereof pursuant to Commission Rule 430B(f)) that is delivered to any Holder pursuant to Section 3(d) and (f), the names of the Holders, who propose to sell Securities pursuant to the Shelf Registration Statement, as selling securityholders.

(b)  The Company shall give written notice to the Initial Purchaser, the Holders of the Securities and any Participating Broker-Dealer from whom the Company has received prior written notice that it will be a Participating Broker-Dealer in the Registered Exchange Offer (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

(i)  when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii)  of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(iii)  of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, of the issuance by the Commission of a notification of objection to the use of the form on which the Registration Statement has been filed, and of the happening of any event that causes the Company to become an “ineligible issuer,” as defined in Commission Rule 405;

(iv)  of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)  of the happening of any event that requires the Company to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

(c)  The Company shall make every reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement.

(d)  The Company shall furnish to each Holder, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment or supplement thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).  The Company shall not, without the prior consent of the Initial Purchaser, make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Commission Rule 405.

(e)  The Company shall deliver to the Initial Purchaser, and to each Exchanging Dealer and Holder who so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Initial Purchaser or any such Exchanging Dealer or Holder requests, all exhibits thereto (including those incorporated by reference).

(f)  The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request.  The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(g)  The Company shall deliver to the Initial Purchaser, any Exchanging Dealer, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request.  The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by the Initial Purchaser, if necessary, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

(h)  Prior to any public offering of the Securities, pursuant to any Registration Statement, the Company shall use its reasonable best efforts to register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or “blue sky” laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

(i)  The Company shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to such Registration Statement.

(j)  Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3(b) above during the period for which the Company is required to maintain an effective Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  If the Company notifies the Initial Purchaser, the Holders of the Securities and any known Participating Broker-Dealer in accordance with paragraphs (ii) through (v) of Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchaser, the Holders of the Securities and any such Participating Broker-Dealers shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement provided for in Section 1 above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchaser, the Holders of the Securities and any known Participating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this Section 3(j).  During the period during which the Company is required to maintain an effective Shelf Registration Statement pursuant to this Agreement, the Company will, prior to the three-year expiration of that Shelf Registration Statement file, and use its reasonable best efforts to cause to be declared effective (unless it becomes effective automatically upon filing) within a period that avoids any interruption in the ability of Holders of Securities covered by the expiring Shelf Registration Statement to make registered dispositions, a new registration statement relating to the Securities, which shall be deemed the “Shelf Registration Statement” for purposes of this Agreement.

(k)  Not later than the effective date of the applicable Registration Statement, the Company will provide a CUSIP number for the Exchange Securities and provide the applicable trustee with printed certificates for the Exchange Securities in a form eligible for deposit with The Depository Trust Company.

(l)  The Company will (a) comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and (b) will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period, provided, however, that compliance by the Company with the periodic, current and other reporting requirements of the Exchange Act shall satisfy the Company’s obligations under this paragraph (l)(b).

(m)  The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and containing such changes, if any, as shall be necessary for such qualification.  In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(n)  The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

(o)  Subject to Section 8, the Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as any Holder of the Securities shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Shelf Registration.

(p)  In the case of any Shelf Registration, the Company shall (i) make reasonably available for inspection by the Holders of the Securities, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney or accountant agent retained by the Holders of the Securities or any such underwriters, all relevant financial and other records, pertinent corporate documents and properties of the Company, and (ii) cause the Company’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by any such persons, in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated by the Initial Purchaser on its own behalf or, if on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 4 hereof.

(q)  Subject to Section 8, in the case of any Shelf Registration, the Company, if requested by any Holder of Securities covered thereby, shall cause (i) their counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Holders and the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement in form, substance and scope customarily covered in opinions delivered in connection with sales of securities pursuant to shelf registrations, (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Securities and (iii) its independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with sales of securities pursuant to shelf registrations; subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

(r)  In the case of the Registered Exchange Offer, if requested by the Initial Purchaser or any known Participating Broker-Dealer, the Company shall cause (i) its counsel to deliver to the Initial Purchaser or such Participating Broker-Dealer signed opinions in substantially similar forms to those delivered pursuant to Sections 7(b), (c) and (d) of the Purchase Agreement with such changes as are customary in connection with the preparation of a Registration Statement and sales thereunder and (ii) its independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Registration Statement to deliver to the Initial Purchaser or such Participating Broker-Dealer a comfort letter, in such form as is customary in connection with the preparation of a Registration Statement and sales thereunder.

(s)  If a Registered Exchange Offer is to be consummated, upon delivery of the Initial Securities by Holders to the Company (or to such other person as directed by the Company) in exchange for the Exchange Securities, the Company shall mark, or cause to be marked, on the Initial Securities so exchanged that such Initial Securities are being canceled in exchange for the Exchange Securities; in no event shall the Initial Securities be marked as paid or otherwise satisfied.

(t)  The Company will use its reasonable best efforts to (a) if the Initial Securities have been rated prior to the initial sale of such Initial Securities, confirm the ratings that will apply to the Securities covered by a Registration Statement, or (b) if the Initial Securities were not previously rated, cause the Securities covered by a Registration Statement to be rated with the appropriate rating agencies, if so requested by Holders of a majority in aggregate principal amount of Securities covered by such Registration Statement, or by the managing underwriters, if any.

(u)  In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Conduct Rules (the “Rules”) of the Financial Industry Regulatory Authority, Inc.) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a “qualified independent underwriter” (as defined in Rule 2720) to participate in the preparation of the Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

(v)  The Company shall use its reasonable best efforts to take all other steps necessary to effect the registration of the Securities covered by a Registration Statement contemplated hereby.

4.  Registration Expenses.  The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 1 through 3 hereof (including the reasonable fees and expenses, if any, of counsel for the Initial Purchaser and the Market Maker incurred in connection with the Registered Exchange Offer), whether or not the Registered Exchange Offer or a Shelf Registration is filed or becomes effective, and, in the event of a Shelf Registration, shall bear or reimburse the Holders of the Securities covered thereby for the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority in principal amount of the Initial Securities covered thereby to act as counsel for the Holders of the Initial Securities in connection therewith.

5.  Indemnification.  (a)  The Company agrees to indemnify and hold harmless (i) each Holder of the Securities, any Participating Broker-Dealer, the Market Maker and each person, if any, who controls such Holder, such Participating Broker-Dealer or Market Maker within the meaning of the Securities Act or the Exchange Act (each Holder and any Participating Broker-Dealer and Market Maker and such controlling persons are referred to collectively as the “Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or “issuer free writing prospectus,” as defined in Commission Rule 433 (“Issuer FWP”), relating to a Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder, Participating Broker-Dealer, the Market Maker or other person and furnished to the Company by or on behalf of such Holder, Participating Broker Dealer, the Market Maker or other person specifically for inclusion therein; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party and (ii) the Market Maker from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, any breach by the Company of their representations, warranties and agreements contained in this Annex E hereof.  The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

(b)  Each Holder of the Securities, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof.  This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any such controlling persons.

(c)  The Market Maker Agrees to indemnify and hold harmless the (i) Company and its respective directors and officers who sign the Market Making Registration Statement (as defined in Annex E hereto) and (ii) any person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company and its respective officers, directors, partners, employees, representatives and agents of each such Person (any person referred to in clause (i) or (ii) may hereinafter be referred to as a “Company Indemnified Party”) to the same extent as the foregoing indemnity from the Company to each of the Indemnified Parties, but only with respect to claims and actions based on information relating to the Market Maker furnished in writing by the Market Maker expressly for use in the Market Making Registration Statement and any prospectus forming a part of the Market Making Registration Statement.

(d) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection  (a), (b) or (c) above.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)  If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the exchange of the Securities, pursuant to the Registered Exchange Offer, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder, Participating Broker Dealer, Market Maker or such other indemnified party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e).  Notwithstanding any other provision of this Section 5(e), neither the Holders of the Securities, any Participating Broker Dealer, nor the Market Maker shall not required to contribute any amount in excess of the amount by which the net proceeds received by such Holders, Participating Broker Dealer or Market Maker from the sale of the Securities pursuant to a Registration Statement exceeds the amount of damages which such Holders, Participating Broker Dealer or Market Maker have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this paragraph (e), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

(f)  The agreements contained in this Section 5 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

6.  Additional Interest Under Certain Circumstances.  (a)  Additional interest (the “Additional Interest”) with respect to the Initial Securities shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iii) below a “Registration Default”:

(i)  If the Company fails to file the Exchange Offer Registration Statement with the Commission on or prior to the 180th day after the Reference Date;

(ii)  If the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the 270th day after the Reference Date;

(iii)  If neither the Registered Exchange Offer is consummated nor, if required in lieu thereof, the Shelf Registration Statement has not become effective within 315 days of the Reference Date;

(iv)  If after the Exchange Offer Registration Statement becomes effective (A) such Exchange Offer Registration Statement thereafter ceases to be effective (unless such ineffectiveness is cured within the 270-day period described above); or (B) such Exchange Offer Registration Statement or the related prospectus ceases to be usable in connection with resales of

Transfer Restricted Securities during the periods specified herein because either (1) any event occurs as a result of which the related prospectus forming part of such Exchange Offer Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (2) it shall be necessary to amend such Exchange Offer Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder;

(v)  If required in lieu of the Exchange Offer Registration Statement, the Shelf Registration Statement after it becomes effective (A) thereafter ceases to be effective; or (B) such Shelf Registration Statement or the related prospectus ceases to be usable (except as permitted in paragraph (b)) in connection with resales of Transfer Restricted Securities during the periods specified herein because either (1) any event occurs as a result of which the related prospectus forming part of such Shelf Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, (2) it shall be necessary to amend such Shelf Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder, or (3) such Shelf Registration Statement has expired before a replacement Shelf Registration Statement has become effective; and such Shelf Registration Statement has been declared effective but ceases to be effective or usable for more than 90 days, whether or not consecutive, during any twelve-month period.

Additional Interest shall accrue on the Initial Securities over and above the interest set forth in the title of the Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured.  Additional Interest shall accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase to a maximum of 1.00% per annum thereafter.  Following the cure of all Registration Defaults, the accrual of Additional Interest on the Initial Securities will cease and the interest rate will revert to the applicable original rate set forth in the title of the Securities.

(b)  A Registration Default referred to in Section 6(a)(v)(B) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events with respect to the Company that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 90 days, Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

(c)  Any amounts of Additional Interest due pursuant to clause (i), (ii), (iii), (iv) or (v) of Section 6(a) above will be payable in cash on the regular interest payment dates with respect to the Initial Securities.  The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Initial Securities, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

(d)  “Transfer Restricted Securities” means each Security until (i) the date on which such Security has been exchanged by a person other than a broker-dealer for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of a Initial Security for an Exchange Security, the date on which such Exchange Security is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement or (iii) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement.

7.  Rules 144 and 144A.  The Company shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Initial Securities, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A.  The Company covenants that it will take such further action as any Holder of Initial Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Initial Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)).  The Company will provide a copy of this Agreement to prospective purchasers of Initial Securities identified to the Company by the Initial Purchaser upon request.  Upon the request of any Holder of Initial Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.  Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

8.  Underwritten Registrations.  If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering (“Managing Underwriters”) will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering and shall be reasonably acceptable to the Company (such acceptance not to be unreasonably withheld or delayed).

No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9.  Miscellaneous.

(a)  Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company, the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents, and in the case of any of the provisions of Annex E or hereof or Section 5 hereof as they relate to the Market Maker, the written consent of the Market Maker.

(b)  Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

(1)  if to a Holder of the Securities, at the most current address given by such Holder to the Company.

(2)  if to the Initial Purchaser;

c/o HSBC Securities (USA) Inc.

452 Fifth Avenue, Tower 3

New York, New York 10018

Attention:  Transaction Management

Fax: 212-525-0238

Telephone: 212-525-3652

(3)           if to the Company, at its address as follows:

HSBC Finance Corporation

2625 North Riverwoods Blvd.

Mettawa, Illinois  60045

Attention:  Senior Vice President — Money and Capital Markets

Fax: (224) 552-4443

Telephone: (224) 544-4443

with a copy to:

HSBC Finance Corporation

2625 North Riverwoods Blvd.

Mettawa, Illinois 60045

Attention:  Mick Forde, Senior Vice President,

General Counsel - Treasury and

Assistant Secretary

Fax: 224-552-2945

Telephone: 224-544-2945

(4)  if to the Market Maker;

c/o HSBC Securities (USA) Inc.

452 Fifth Avenue, Tower 3

New York, New York 10018

Attention:  Transaction Management

Fax: 212-525-0238

Telephone: 212-525-3652

All such notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient’s facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

(c)  No Inconsistent Agreements.  The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders or the Market Maker herein or otherwise conflicts with the provisions hereof.

(d)  Successors and Assigns.  This Agreement shall be binding upon the Company and its successors and assigns.

(e)  Counterparts.  This Agreement may be executed in any number of counterparts (which may be in electronic form, i.e., “PDF”) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)  Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

(h)  Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(i)  Securities Held by the Company.  Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchaser and the Company in accordance with its terms.

Very truly yours,

HSBC FINANCE CORPORATION

By:	/s/ William H. Kesler
Name: William H. Kesler
Title: Executive Vice President and Treasurer

[Signature Page to Registration Rights Agreement]

The foregoing Registration
Rights Agreement is hereby confirmed
and accepted as of the date first
above written.

HSBC SECURITIES (USA) INC.

By:	/s/ Diane M. Kenna
Name: Diane M. Kenna
Title: Senior Vice President

HSBC SECURITIES (USA) INC.,
in its role as Market Maker

By:	/s/ Diane M. Kenna
Name: Diane M. Kenna
Title: Senior Vice President

[Signature Page to Registration Rights Agreement]

ANNEX A

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.  The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.  This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities.  The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale.  See “Plan of Distribution.”

ANNEX B

Each broker-dealer that receives Exchange Securities for its own account in exchange for Securities, where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.  See “Plan of Distribution.”

ANNEX C

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.  This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired as a result of market-making activities or other trading activities.  The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.  In addition, until                   , 20   ,  all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.(1)

The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers.  Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices.  Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities.  Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.  The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.  The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

(1)                                 In addition, the legend required by Item 502(e) of Regulation S-K will appear on the back cover page of the Exchange Offer prospectus, if required.

ANNEX D

☐            CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities.  If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

ANNEX E

Market Making.

(a)           For so long as any of the Securities or Exchange Securities are outstanding and HSBC Securities (USA) Inc. (in such capacity, the “Market Maker”) or any of its affiliates (as defined in the rules and regulations of the Commission) owns any equity securities of the Company or any of its affiliates and proposes to make a market in the Securities or Exchange Securities as part of its business in the ordinary course, the following provisions shall apply for the sole benefit of the Market Maker:

(i)                                     The Company shall (A) on the date that the Exchange Offer Registration Statement or, if required hereby, the Shelf Registration Statement is filed with the Commission, file a registration statement (the “Market Making Registration Statement”, including all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and any document incorporated by reference therein) (which may be the Exchange Offer Registration Statement or the Shelf Registration Statement if permitted by the rules and regulations of the Commission) and use their reasonable efforts to cause such Market Making Registration Statement to be declared effective by the Commission on or prior to the consummation of the Exchange Offer or the effective date of the Shelf Registration Statement, as applicable; (B) periodically amend such Market Making Registration Statement so that the information contained therein complies with the requirements of Section 10(a) under the Securities Act; (C) amend the Market Making Registration Statement or amend or supplement the related prospectus when necessary to reflect any material changes in the information provided therein; and (D) amend the Market Making Registration Statement when required to do so in order to comply with Section 10(a)(3) of the Securities Act; provided, however, that (1) prior to filing the Market Making Registration Statement, any amendment thereto or any supplement to the related prospectus, the Company will furnish to the Market Maker copies of all such documents proposed to be filed, which documents will be subject to the review of the Market Maker and its counsel and (2) the Company will not file the Market Making Registration Statement, any amendment thereto or any amendment or supplement to the related prospectus to which the Market Maker and its counsel shall reasonably object unless the Company is advised by counsel that such Market Making Registration Statement, amendment or supplement is required to be filed under applicable securities laws and the Company will provide the Market Maker and its counsel with copies of the Market Making Registration Statement, the related prospectus and each amendment and supplement thereto filed.

(ii)                                  The Company shall notify the Market Maker and, if requested by the Market Maker, confirm such advice in writing, (A) when any Market Making Registration Statement, any post-effective amendment to the Market Making Registration Statement or any amendment or supplement to the related prospectus has been filed, and, with respect to any Market Making Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission for any post-effective amendment to the Market Making Registration Statement, any supplement or amendment to the related prospectus or for additional information; (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Market Making Registration Statement or the initiation of any proceedings for that purpose, including the receipt of the Company of any notice of objection of the Commission to the use of Market Making Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities or Exchange Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; and (E) of the happening of any event that makes any statement made in the Market Making Registration Statement, the related prospectus or any amendment or supplement thereto untrue or that requires the making of any changes in the Market Making Registration Statement, such prospectus or any amendment or supplement thereto, in order to make the statements therein not misleading.

(iii)                               If any event contemplated by (a)(ii)(B) through (E) herein occurs during the period for which the Company is required to maintain an effective Market Making Registration Statement, the Company shall promptly prepare and file with the Commission a post-effective amendment to the Market Making Registration Statement or an amendment or supplement to the related prospectus or file any other required document so that the prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv)                              In the event of the issuance of any stop order suspending the effectiveness of the Market Making Registration Statement, any notice of objection pursuant to Rule 401(g)(2) under the Securities Act or of any order suspending the qualification of the Securities or Exchange Securities for sale in any jurisdiction, the Company shall promptly use its reasonable efforts to obtain its withdrawal, including by filing an amendment to the Market Making Registration Statement on the proper form as necessary.

(v)                                 The Company shall furnish to the Market Maker, without charge, (i) at least one conformed copy of the Market Making Registration Statement and any post-effective amendment thereto; and (ii) as many copies of the related prospectus and any amendment or supplement thereto as the Market Maker may reasonably request.

(vi)                              The Company shall consent to the use of the prospectus contained in the Market Making Registration Statement or any amendment or supplement thereto by the Market Maker in connection with its market-making activities.

(vii)                           Notwithstanding the foregoing provisions of this Annex E, the Company may for valid business reasons, including, without limitation, a potential material acquisition, divestiture of assets or other material corporate transaction, notify the Market Maker in writing that the Market Making Registration Statement is no longer effective or the prospectus included therein is no longer usable for offers and sales of Securities or Exchange Securities; provided that the use of the Market Making Registration Statement or the prospectus contained therein shall not be suspended for more than 90 consecutive days.  The Market Maker agrees that upon receipt of any notice from the Company pursuant to this clause

(a)(vii), it will discontinue use of the prospectus contained in the Market Making Registration Statement until receipt of copies of the supplemented or amended prospectus relating thereto or until advised in writing by the Company that the use of the prospectus contained in the Market Making Registration Statement may be resumed.

(b)           In connection with the Market Making Registration Statement, the Company shall (i) make reasonably available for inspection by a representative of, and counsel acting for, the Market Maker all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) use its reasonable efforts to have its officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative or counsel or the Market Maker, in each case as shall be reasonably necessary to enable the Market Maker to conduct a reasonable investigation within Section 11 of the Securities Act.

(c)           In connection with the Market Making Registration Statement and prior to the initial effective date thereof, the Company shall use its reasonable efforts to register or qualify the Securities or Exchange Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Market Maker reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities or Exchange Securities covered by the Market Making Registration Statement; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to subject itself to service of process in any such jurisdictions or (iii) subject itself to taxation in any such jurisdiction if it not so then subject.

(d)           The Company represents and agrees that the Market Making Registration Statement, any post-effective amendments thereto, any amendments or supplements to the related prospectus and any documents filed by them under the Exchange Act will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder and will not, as of the effective date of such Market Making Registration Statement or post-effective amendments and as of the filing date of amendments or supplements to such prospectus or filings under the Exchange Act, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Market Making Registration Statement or the related prospectus in reliance upon and in conformity with written information furnished to the Company by the Market Maker specifically for inclusion therein, which information the parties hereto agree will be limited to the statements concerning the market making activities of the Market Maker to be set forth on the cover page and in the “Plan of Distribution” section of the prospectus (the “Market Maker’s Information”).

(e)           At the time of effectiveness of the Market Making Registration Statement and concurrently with each time the Market Making Registration Statement or the related prospectus shall be amended or such prospectus shall be supplemented, the Company shall (if requested by the Market Maker) furnish the Market Maker with a certificate of its Chief Executive Officer or any Senior Vice President and its Chief Financial Officer to the effect that:

(i)                                     the Market Making Registration Statement has been declared effective;

(ii)                                  in the case of an amendment to the Market Making Registration Statement, such amendment has become effective under the Securities Act as of the date and time specified in such certificate, if applicable; and in the case of an amendment or supplement to the prospectus, such amendment or supplement to the prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such certificate on the date specified therein;

(iii)                               to the knowledge of such officers, no stop order suspending the effectiveness of the Market Making Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission; and

(iv)                              such officers have examined the Market Making Registration Statement and the prospectus (and, in the case of an amendment or supplement, such amendment or supplement) and, to the knowledge of such officers, as of the date of such Market Making Registration Statement, prospectus, amendment or supplement, as applicable, the Market Making Registration Statement and the related prospectus, as amended or supplemented, if applicable, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(f)            At the time of effectiveness of the Market Making Registration Statement and concurrently with each time the Market Making Registration Statement or the related prospectus shall be amended or such prospectus shall be supplemented, the Company shall (if requested by the Market Maker) furnish the Market Maker with the written opinion of counsel for the Company satisfactory to the Market Maker to the effect that:

(i)                                     the Market Making Registration Statement has been declared effective;

(ii)                                  in the case of an amendment to the Market Making Registration Statement, such amendment has become effective under the Securities Act as of the date and time specified in such opinion, if applicable; and in the case of an amendment or supplement to the prospectus, such amendment or supplement to the prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein;

(iii)                               to the knowledge of such counsel, no stop order suspending the effectiveness of the Market Making Registration Statement has been issued, including any notice of objection of the Commission to the use of the Market Making Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, and no proceeding for that purpose is pending or threatened by the Commission; and

(iv)                              such counsel has reviewed the Market Making Registration Statement and the prospectus (and, in the case of an amendment or supplement, such amendment or supplement) and participated with officers of the Company and independent public accountants for the Company in the preparation of such Market Making Registration Statement and prospectus (and, in the case of an amendment or supplement, such amendment or supplement) and has no reason to believe that (except for the financial statements and other financial and statistical data contained therein as to which such counsel need express no belief) as of the date of such Market Making Registration Statement, prospectus, amendment or supplement, as applicable, the Market Making Registration Statement and the prospectus, as amended or supplemented, if applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(g)           At the time of effectiveness of the Market Making Registration Statement and concurrently with each time the Market Making Registration Statement or the related prospectus shall be amended or such prospectus shall be supplemented to include audited annual financial information, the Company shall (if requested by the Market Maker) furnish the Market Maker and its counsel with a letter of a firm of independent public accountants for the Company of nationally recognized standing in form satisfactory to the Market Maker, addressed to the Market Maker and dated the date of delivery of such letter, (i) confirming that they are independent public accountants within the rules and regulations of the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act and (ii) in all other respects, substantially in the form of the letter delivered to the Initial Purchasers pursuant to Section 7(e) of the Purchase Agreement, with, in the case of an amendment or supplement that includes audited financial information, such changes as may be necessary to reflect the amended or supplemented financial information.

(h)           The Company, on the one hand, and the Market Maker, on the other hand, hereby agrees to indemnify each other, and, if applicable, contribute to the other, in accordance with Section 5 of this Agreement.

(i)            The Company will comply with the provisions of this Annex E at its own expense and will reimburse the Market Maker for its expenses associated with this Annex E (including reasonable fees of counsel for the Market Maker).

(j)            The agreements contained in this Annex E and the representations, warranties and agreements contained in this Agreement shall survive all offers and sales of the Securities and Exchange Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

(k)           For purposes of this Annex E, (i) any reference to the terms “amend,” “amendment” or “supplement” with respect to the Market Making Registration Statement or the prospectus contained therein shall be deemed to refer to and include the filing under the Exchange Act of any document deemed to be incorporated therein by reference and (ii) any reference to the terms “Securities” or “Exchange Securities” shall be deemed to refer to and include any securities issued in exchange for or with respect to such Securities or Exchange Securities.